EXHIBIT 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made and entered into as of January 22, 2003, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and William Naylon (“Executive”).

Recitals

A) On January 16, 2002 an Employment Agreement was made and entered into by and between Employer and Executive.

B) Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2004 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 22, 2003, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2005 unless sooner terminated or extended as hereinafter provided.

2.	Section 2.1 of the Agreement which provides:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $235,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 22, 2003, to provide as follows:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $250,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

3.	All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

William J. Naylon	By: /s/ ROBERT M. GANS

/s/ WILLIAM J. NAYLON	Name: Robert M. Gans

Its: Executive Vice President